As filed with the Securities and Exchange Commission on May 18, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 17, 2011
CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31826 (Commission File Number)	42-1406317 (IRS Employer Identification No.)
7700 Forsyth Boulevard
St. Louis, Missouri 63105
(Address of Principal Executive Office and zip code)
Registrant’s telephone number, including area code: (314) 725-4477
Former Name or Former Address, if Changed Since Last Report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
In a press release dated May 18, 2011, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Centene Corporation (the “Company”) announced that it priced $250 million aggregate principal amount of its 5 3/4% senior notes due 2017 in a public offering made pursuant to a registration statement and a related preliminary prospectus supplement as supplemented by a free writing prospectus filed by the Company with the Securities and Exchange Commission. The offering is expected to close on or about May 27, 2011. The issuance of the notes will be subject to customary closing conditions.
The Company intends to use the net proceeds of the offering to redeem its 7 1/4% senior notes due 2014, including payment of the call premium thereon, to repay amounts outstanding under its revolving credit facility and to pay related fees and expenses. The remainder of the proceeds will be used for general corporate purposes.
This report does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offer of the Senior Notes as described above will be made solely by means of a prospectus in accordance with the Securities Act of 1933, as amended.
The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
On May 17, 2011, the Company executed and delivered an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Barclays Capital Inc. and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein (the “Underwriters”) relating to the issuance and sale of $250 million aggregate principal amount of its senior notes in a public offering made pursuant to a registration statement and a related prospectus supplement filed by the Company with the Securities and Exchange Commission. The notes will be issued at 98.753% and bear interest at 5.75%, resulting in a yield of 6.0%. The notes mature on June 1, 2017, with a first interest payment date of December 1, 2011. The offering is expected to close on or about May 27, 2011. The issuance of the notes will be subject to customary closing conditions.
The Company expects that the net proceeds of the offering, after deducting underwriting discounts and commission and estimated expenses of the offering, will be approximately $242 million. The Company intends to use the net proceeds of the offering to redeem its 7 1/4% senior notes due 2014, including payment of the call premium thereon, to repay amounts outstanding under its revolving credit facility and to pay related fees and expenses. The remainder of the proceeds will be used for general corporate purposes.
The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and the description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit relating to Item 7.01 shall be deemed to be furnished and not filed:

99.1	Press release of Centene Corporation issued May 18, 2011.
See Exhibit Index for additional exhibits to the Company’s registration statement No. 333-174164 on Form S-3.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION
Date: May 18, 2011	By:	/s/ William N. Scheffel
William N. Scheffel
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 17, 2011, by and among the Company and Barclays Capital Inc. and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein.

8.1	Tax Opinion of Bryan Cave LLP, counsel to the registrant, regarding the Notes.

99.1	Press release of Centene Corporation issued May 18, 2011.*

*	The press release is being furnished pursuant to Item 7.01, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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